UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a) Resignation of a Director. Effective as of September 21, 2007, Dwight Poler, resigned as a member of the Board of Directors of Toys “R” Us, Inc. (the “Company”). The resignation of Mr. Poler did not involve any disagreement with the Company.

(d) Election of a Director. Effective as of September 21, 2007, the Company’s sole shareholder, Toys “R” Us Holdings, Inc. (“TRU Holdings”), elected Michael Ward to serve as a director. Mr. Ward was a nominee of an affiliate of Bain Capital Partners, LLC, which pursuant to its rights under a stockholders’ agreement by and among TRU Holdings and its stockholders, had the right to nominate a replacement for Mr. Poler. Michael Ward, 44, is a Managing Director of Bain Capital Partners, LLC (“Bain Capital”). He joined Bain Capital in 2002. For five years prior to joining Bain Capital, Mr. Ward held a variety of senior positions at Digitas, Inc., including President and Chief Operating Officer. Mr. Ward is a member of the Board of Directors of Sensata Technologies, Inc.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: September 21, 2007	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President –
Chief Financial Officer

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